Exhibit 99.1

ITT Nominates Richard P. Lavin to Its Board of Directors

Company also announces retirement of three board members

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 21, 2013--ITT Corporation (NYSE: ITT) today announced it has nominated Richard P. Lavin to its Board of Directors. Lavin, 61, is the former group president, construction industries and growth markets, for Caterpillar Inc.

Lavin held a number of leadership positions during his nearly 30-year career with Caterpillar including chairman of Caterpillar (China) Investment Co. Ltd.; vice president, operations and manufacturing, Asia Pacific; and vice president, human services division.

“We are very pleased to welcome Richard to our Board of Directors,” said Denise Ramos, chief executive officer and president. “As a successful industrial manufacturing operations executive with extensive experience in Asia, his knowledge and perspective will be powerful assets for ITT as we continue to grow this business globally.”

Lavin will be nominated to the Board of Directors and be subject to shareowner approval during the company’s May 7 annual shareowners meeting, along with other nominees named in ITT’s 2013 proxy statement.

In addition, as previously announced as part of ITT’s 2011 separation plan, Markos I. Tambakeras, an ITT director since 2001, and Paul J. Kern, an ITT director since 2008, will retire from ITT’s Board of Directors, effective as of the company’s May 7 shareowners meeting.

“Markos and Paul have provided invaluable insights to ITT, most recently through our very successful separation plan, and they provided important historical perspective to guide us through our first year as a newly focused and truly global diversified industrial company,” Ramos said. “We have benefited from their insights, and I appreciate their commitment to this company and its long-term success.”

The company also announced that Linda S. Sanford, an ITT director since 1998, will retire from the Board of Directors, effective May 7.

“During the past 15 years, Linda has been a strong presence on our Board of Directors and has helped guide our strategies to continually drive profitable growth and create value for shareowners,” Ramos said. “I have valued her counsel and perspective, which includes a sophisticated view of information technology systems and communications, and I appreciate her commitment and many contributions to ITT.”

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2011 revenues of $2.1 billion. For more information, visit www.itt.com.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: Uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International sales and operations; contingencies related to actual or alleged environmental contamination, claims and concerns; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity and production rates; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; our ability to effect restructuring and cost reduction programs and realize savings from such actions; changes in our effective tax rate as a result in changes in the geographic earnings mix, tax examinations or disputes, tax authority rulings or changes in applicable tax laws; government regulations and compliance therewith, including Dodd-Frank legislation involving such issues as conflict minerals; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment and pension matters; susceptibility to market fluctuations and costs as a result of becoming a smaller, more focused company after the spin-off; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta , +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com